June 27, 2019 Topline Results from COVE-1: Phase 2 Clinical Trial of VP-102 in Patients with Common Warts Copyright © 2019 Verrica Pharmaceuticals. All rights reserved. Exhibit 99.2

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VERRUCA VULGARIS (COMMON WARTS) ETIOLOGY AND CLINICAL PRESENTATION OVERVIEW Caused by human papilloma virus (HPV) Infects patients of all ages Persistent infection, highly refractory Typically 2-5 lesions No FDA approved drug for the treatment of common warts Transmission Skin to skin contact Touching of contaminated objects Diagnosis & Symptoms Dome shaped flesh-colored lesions commonly on the hands, fingers, knees or elbows Lesions may occur in groups or in a linear pattern Lesions can cause considerable pain and discomfort, may spread with skin trauma, and can be itchy Complications Scarring may occur Dyspigmentation of affected areas Bacterial superinfection of lesions Irritation, pain, and redness of surrounding skin Copyright © 2019 Verrica Pharmaceuticals. All rights reserved.

CANTHARIDIN HAS A PROVEN DUAL MECHANISM OF ACTION

1 Targeted Destruction of Infected Skin Leads to Lesion Clearance

Once applied, cantharidin activates neutral serine proteases that cause degeneration of the desmosomal plaque, leading to detachment of tonofilaments from desmosomes.[(1)]

This leads to intraepidermal blistering and nonspecific lysis of the skin, causing the tissues containing the virus to separate from the surrounding skin.

Since acantholysis is intraepidermal, healing occurs without scarring.



Desmosome Cleavage and Blister Formation

2 Elicits Inflammation & Immune Response with Potential to Boost Viral Immune Response

Leukocyte infiltration includes neutrophils, macrophages, B and T cells and eosinophils

Release of chemokines and cytokines including TNF-a, IL-8 and CXCL-5

Cantharidin is used in the laboratory as a model for studying leukocyte trafficking and cytokine production.[(2)]


Lymphocyte
Neutrophil
Eosinophil
Macrophage

(1) J Invest Dermatol. 1962 Jul;39:39-45.
(2) J Immunol Methods. 2001 Nov 1;257(1-2):213-20.2

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VERRICA PHARMACEUTICALS

WE HAVE successfully COMPLETED A PHASE 2 STUDY (COVE-1) IN common WARTS Study Design Cohort 1: one center Cohort 2: four centers Efficacy, safety & tolerability Endpoints Primary Percent of subjects with complete clearance of all treatable warts (baseline and new) at Day 84 Secondary Percent of subjects achieving complete clearance of all treatable warts at Visits 2, 3, and 4 Change from baseline in number (%) of treatable warts at Day 84 Patients Cohort 1: 21 subjects 2+ years of age with common warts, who have not received any type of treatment within the past 14 days Application Study drug (VP-102) is administered topically to each treatable wart to a maximum of 4 applications Cohort 1 is treated until clear, Cohort 2 receives one additional treatment at the first visit clearance was observed up to a maximum of 4 total applications Frequency of administration is at least 14 days (Cohort 1) or 21 days (Cohort 2) Paring was allowed in Cohort 2 VP-102 will be left on for 24 hours before removal with soap and warm water Open label study with two cohorts Cohort 2: 35 subjects 12+ years of age with common warts, who have not received any type of treatment within the past 14 days

VP-102 (N=21) VP-102 (N=35) Randomized 21 35 Age (years) Mean 38 38 Median 37 42 Min, Max 7, 83 12, 67 Gender Female 11 (52.4%) 22 (62.9%) Male 10 (47.6%) 13 (37.1%) Discontinued 4 (19.0%) 2 (5.7%) Lost to follow-up 2 (9.5%) 1 (2.9%) Withdrawal by subject 2 (9.5%) 0 Protocol violation 0 1 (2.9%) Demographics in cove-1 STUDY COHORT 1 COHORT 2

VP-102 (N=35) Time Since Clinical Diagnosis (months) Mean 15.9 Age at Diagnosis Mean 36.4 Any Previous Treatment for Common Warts? Yes 24 (68.6%) Wart number at Baseline Mean 1.65 VP-102 (N=21) Time Since Clinical Diagnosis (months) Mean 70.3 Age at Diagnosis Mean 32.1 Any Previous Treatment for Common Warts? Yes 3 (14.3%) Wart number at Baseline Mean 2.19 Wart history for subjects in cove-1 STUDY Cohort 2 Cohort 1

VP-102 demonstrated Clinically meaningful efficacy on Primary endpoint of complete CLEARANCE in COVE-1 STUDY Percentage of Subjects with Complete Clearance COHORT 1 Weeks1 44% 35% 20% 2% Wart count: % Change from Baseline Percentage of Subjects with Complete Clearance COHORT 2 Weeks 51% 31% 29% 24% Wart count: % Change from Baseline Cohort 1 was amended to allow varying treatment intervals beyond every 14 days depending on a specific subject’s clinical response

Subjects with at least one… VP-102 (N=21) n (%) TEAE (Treatment Emergent AE) 20 (95.2) Mild TEAE 20 (95.2) Moderate TEAE 9 (42.9) Severe TEAE 2 (9.5) TEAE related to drug 20 (95.2) Serious TEAE 0 (0) TEAE leading to discontinuation 0 (0) Local Skin Reaction TEAE 20 (95.2) TEAE of Papilloma Viral Infection 0 (0) COHORT 2 Safety summary for COVE-1 STUDY Subjects with at least one… VP-102 (N=34) n (%) TEAE (Treatment Emergent AE) 32 (94.1) Mild TEAE 32 (94.1) Moderate TEAE 19 (55.9) Severe TEAE 4 (11.8) TEAE related to drug 32 (94.1) Serious TEAE 0 (0) TEAE leading to discontinuation 0 (0) Local Skin Reaction TEAE 32 (94.1) TEAE of Papilloma Viral Infection 3 (8.8) COHORT 1 AE= Adverse Event

adverse events in cove-1 study Cohort 1 (N= 21) n (%) Cohort 2 (N=34) n (%) PREFERRED TERM NAME Application site vesicles 20 (95.2) 27 (79.4) Application site pain 20 (95.2) 26 (76.5) Application site erythema 13 (61.9) 19 (55.9) Application site pruritus 9 (42.9) 16 (47.1) Application site scab 8 (38.1) 19 (55.9) Application site discoloration 1 (4.8) 8 (23.5) Application site dryness 6 (28.6) 14 (41.2) AEs occurring in >20% of subjects in any arm

REALIZING THE COMMON WARTS OPPORTUNITY

US Prevalence of **~22 million in common warts**[(1)] with **~1.5 million diagnosed annually**[(2)]


22M
Prevalence in U.S.
1.5M
Patients Diagnosed Annually

(1) Nguyen et al, Laser Treatment of Nongenital Verrucae A Systemic Review. JAMA Dermatology. 2016; 152(9): 1025-1033
(2) IQVIA Anonymous Longitudinal Patient Level Data (APLD) for 12 months ending September 2018

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DATE EVENT 1Q 2018 Received go ahead from FDA to initiate two Phase 3 trials in molluscum, including SPA on pivotal trial 1Q 2018 Initiated Phase 3 trials for molluscum and Phase 2 trial for common warts 3Q 2018 Completed enrollment in two pivotal Phase 3 trials in molluscum 1Q 2019 Positive topline results from two pivotal Phase 3 trials in molluscum 2Q 2019 Positive topline results from Phase 2 trial in common warts 2Q 2019 Initiate Phase 2 trial in external genital warts 2H 2019 VP-102 NDA submission in molluscum 2H 2019 VP-103 IND submission in plantar warts 1Q 2020 Initiate pivotal trials in common warts SIGNIFICANT recent and EXPECTED clinical MILESTONES

VP-102 exhibited a clinically meaningful proportion of subjects demonstrating complete clearance of all treatable warts with a treatment regimen of up to 4 applications administered every 21 days VP-102 was well-tolerated, with no serious adverse events reported No FDA approved treatments are currently available for common warts, a contagious viral infection of the skin affecting an estimated 22 million people in the United States Based on positive outcome, Verrica to request an ‘End of Phase 2’ meeting with the FDA summary & path forward